As filed with the Securities and Exchange Commission on November 12, 2020

Registration No. 333-201175

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WRIGHT MEDICAL GROUP N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	3842	98-0509600
(Exact name of registrant as specified in its charter)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

Telephone: (+31) 20 521 4777

(Address, including ZIP Code, and telephone number, including area code, of registrant’s principal executive offices)

Robert S. Fletcher

Vice President, Chief Legal Officer

Stryker Corporation

2825 Airview Boulevard

Kalamazoo, Michigan 49002

+1 (269) 385-2600

(Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

Copies to:

Richard C. Witzel, Jr

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

Phone: (312) 407-0700

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐ Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐ Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

DEREGISTRATION OF SECURITIES

This post-effective amendment relates to the registration statement on Form  S-4 (File No. 333-201175) (the “Registration Statement”) of Wright Medical Group N.V. (f/k/a Tornier N.V.) (the “Company”), which became effective on May 11, 2015, registering 72,497,293 ordinary shares, par value €0.03 per share, of the Company in connection with the merger of Wright Medical Group, Inc. (“WMGI”) with an indirect, wholly-owned subsidiary of the Company pursuant to the Agreement and Plan of Merger, dated October 27, 2014, by and among the Company, Trooper Holdings Inc., Trooper Merger Sub Inc. and WMGI. The merger was completed on October 1, 2015, and the Company issued 53,080,978 ordinary shares in connection with the merger. This post-effective amendment removes from registration the 19,416,315 ordinary shares of the Company that were registered under such registration statement and remained unsold at the termination of the offering.

.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalamazoo, State of Michigan, on November 12, 2020.

STRYKER UNITE, LTD. (successor to Wright Medical Group N.V.)

By:	/s/ Spencer S. Stiles
Name:	Spencer S. Stiles
Title:	President